UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

Lyra Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39273	84-1700838
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 393-4600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LYRA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (the “Current Report”) amends the Current Report on Form 8-K filed by Lyra Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 21, 2024 (the “Original Report”) and is being filed solely in order to amend and supplement the Company’s disclosure contained in Item 2.05 of the Original Report. The Original Report otherwise remains unchanged.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As previously announced, on May 16, 2024, the Board of Directors (the “Board”) of the Company approved a reduction in the Company’s workforce by up to 87 employees, effective on or about May 21, 2024 with respect to approximately 80 employees and effective on or about June 20, 2024 with respect to approximately seven employees (the “Workforce Reduction”).

At the time of the Original Report, the Company was not able to make a good faith estimate of the costs it would incur in connection with the Workforce Reduction. The Company currently estimates that it will incur charges of approximately $3.9 to $4.1 million in connection with the Workforce Reduction, primarily consisting of severance payments, employee benefits and related costs. The Company expects that the majority of these charges will be incurred in the second quarter of 2024.

The estimates of the charges and expenditures that the Company expects to incur in connection with the Workforce Reduction, and the timing thereof, are subject to several assumptions and the actual amounts incurred may differ materially from these estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Workforce Reduction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s estimated charges associated with and implementation of the Workforce Reduction. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to the important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2024 and its other filings with the SEC. Readers are urged to consider these factors carefully and under the totality of the circumstances when evaluating the forward-looking statements made in this Current Report on Form 8-K, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this Current Report on Form 8-K. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as may be required by law, even if subsequent events cause its views to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2024	Lyra Therapeutics, Inc.

	By:	/s/ Jason Cavalier
Jason Cavalier
Chief Financial Officer